Exhibit 10.4

ESCROW AGREEMENT

BETWEEN

“MIGUEL ANTÔNIO DOS GUIMARÃES BASTOS”
AS HOLDER OF THE ESCROW ACCOUNT

AND

LAKELAND DO BRASIL EMPREENDIMENTOS E PARTICIPAÇÕES LTDA.
AS THE ESCROW ACCOUNT BENEFICIARY

and

BANCO UBS PACTUAL S.A.
AS ESCROW AGENT

________________________________

DATED MAY 9th, 2008
________________________________

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Escrow Agreement”), dated May 9th, 2008 is executed by and between:

a. as Escrow Account Holder: “MIGUEL ANTÔNIO DOS GUIMARÃES BASTOS”, Brazilian Citizen, married, businessman, bearer of the identification Card RG N. 4607520 SSP/BA, enrolled with the Brazilian Taxpayers’ Registry (CPF/MF) under N. 125.891.957-53, resident and domiciled in the City of Lauro de Freitas, State of Bahia, at Condominio Encontro das Águas, Quadra I, Lote 39, 42700-000 (“Escrow Account Holder”);

b.  as Escrow Account Beneficiary: LAKELAND DO BRASIL EMPREENDIMENTOS E PARTICIPAÇÕES LTDA., a limited liability company, headquartered in the City of São Paulo, State of São Paulo, at Avenida Bernardino de Campos, n.º 98, Sala 9, 14th Floor, 04004-040, corporate taxpayer register under CNPJ/MF No. 09.484.003/0001-12 (“Escrow Account Beneficiary”);

Escrow Account Holder and the Escrow Account Beneficiary are referred to herein, collectively, as “Parties”; and

c.  as Escrow Agent: BANCO UBS PACTUAL S.A., a financial institution headquartered in the City and State of Rio de Janeiro, at Praia de Botafogo 501, 5th and 6th floors, corporate taxpayer register under CNPJ/MF No. 30.306.294/0001-45 (“Escrow Agent”);

NOW WHEREAS

(a) Escrow Account Holder, Escrow Account Beneficiary together with Lakeland Industries, Inc.,

Nordeste Empreendedor Fundo Mútuo de Investimento em Empresas Emergentes and Qualytextil S.A. entered into a Share Purchase Agreement on May 2nd, 2008 (the “SPA”) for the acquisition, by the Escrow Account Beneficiary of all of the outstanding capital stock of Qualytextil S.A.;

(b)  terms with initial letter in capitals and not defined herein will have the meaning attributed thereto in Clause 7 or, subsidiarily, in the SPA, as the case may be;

(c)  according to Sections 2.02 and 2.04 of the SPA, it has been agreed by the  Escrow Account Holder and the Escrow Account Beneficiary that this Escrow Agreement would be entered into and that a escrow account would be opened in the name of  the Escrow Account Holder;

(d)  the Parties hereto agree, under the terms of the SPA, that the sum of R$ 2.737.341,60, must be deposited by the Escrow Account Beneficiary in immediately available funds into the Escrow Account (as defined in Clause 1.2);

(e)  the funds maintained in the Escrow Account, as defined in Clause 1.2, below, under the terms stipulated herein shall only be used according to the terms and conditions of this Escrow Agreement;

(f)  each of Parties has requested the Escrow Agent to act as escrow agent in relation to the funds maintained according to the terms established herein;

(g)  the Escrow Agent agrees to act as escrow agent in relation to any funds maintained in the Escrow Account, according to the terms stipulated herein, and to take any steps set forth herein; and

(h)  Escrow Account Holder and Escrow Account Beneficiary agree on releasing the Escrow Agent from any damages resulting from any transactions performed according to the terms of this Escrow Agreement, except if otherwise expressly stipulated herein.

THEREFORE, THE Parties hereto agree to enter into this Escrow Agreement in accordance with the terms and conditions set forth below.

Clause 1
Appointment of the Escrow Agent;
Escrow Account; Purpose

1.1. Appointment of Escrow Agent. The Escrow Account Beneficiary and the  Escrow Account Holder hereby appoint the Escrow Agent to act as their escrow agent in connection with the Escrow Agreement and any funds maintained deposited under the terms of this Escrow Agreement, and the Escrow Agent hereby accepts such appointment and undertakes to (i) comply with the terms and conditions established in this Escrow Agreement; and (ii) maintain the Account Funds (as defined in Clause 1.2) in escrow, within the limits established herein.

1.2. Escrow Account. The Escrow Agent hereby confirms receipt of funds in the total amount of $ 2.737.341,60, for credit into account 7415 held by the Escrow Account Holder, at the branch no. 002 of Banco UBS Pactual S.A., opened with the Escrow Agent specifically for the purpose established in this agreement (“Escrow Account”). The Parties agree that the sums kept in the Escrow Account, including all and any earnings resulting from the investment of such funds according to this Escrow Agreement (“Account Funds”) shall only be released by the Escrow Agent to the Parties under the terms of this instrument. The Parties agree that the Escrow Account will be a non-remunerated account not operated by checks, and that it shall be operated exclusively by available electronic transfers – known as TEDs.

1.3. Purpose. The Parties acknowledge and agree that all and any Account Funds belonging originally to the MIGUEL ANTÔNIO DOS GUIMARÃES BASTOS shall be used to guarantee the indemnity obligations of  the Escrow Account Holder  under the terms of the SPA, subject to the terms and conditions established herein and in the SPA.

Clause 2
Instructions to the Escrow Agent;
Release of Funds from the Escrow Account

2.1. Instruction to Escrow Agent. Escrow Account Holder hereby, irrevocably and irreversibly authorizes and instructs the Escrow Agent (i) to operate the Escrow Account exclusively under the terms of this Escrow Agreement, and (ii) not to make, accept or otherwise authorize any transfer of Account Funds from the Escrow Account, except if in strict compliance with the terms and conditions of this Escrow Agreement and/or as provided in Clause 6.2.2, below.  Escrow Account Holder hereby, irrevocably grants to the Escrow Agent all powers and authority to act according to this Escrow Agreement, waiving any rights, which  the Escrow Account Holder may have in respect to the Escrow Account or the Account Funds in addition to those specifically established herein.

2.2. Releases from Escrow Account. Without prejudice to the provisions in Clause 6.2.2, below, never during the effectiveness of this Escrow Agreement may the Escrow Agent transfer, release or be authorized to transfer or release any Account Funds, except the releases in favor of Escrow Account Beneficiary or to the Escrow Account Holder according to the terms of this Escrow Agreement.

2.3. No Measure for Release. Except if otherwise provided in this Escrow Agreement, it is hereby agreed that none of Parties shall be bound to take or exhaust any judicial or extrajudicial measures against the other Party and/or the Escrow Agent to ensure compliance with any other right or guarantee as a condition for the release of the Account Funds as provided herein.

Clause 3
Releases of Account Resources

3.1.  Releases of Funds from the Escrow Account. The Parties are authorized to jointly demand the release of Funds from the Escrow Account to Escrow Account Beneficiary and/or to  the Escrow Account Holder, according to the provisions of the SPA, with due compliance to this Escrow Agreement..

3.2.  Request for Release. No release of the Account Funds shall be made by the Escrow Agent until the Escrow Agent receives written notice duly signed by both Parties, specifying (i) the exact amount to be released to Escrow Account Beneficiary; and/or (ii) the exact amount to be released to  the Escrow Account Holder; and (iii) the bank account (s) to which the Escrow Agent shall transfer the amount of the Account Funds in question (“Request for Release”).

3.3.  Account Funds Release. Within 5 (five) Business Days after the receipt of the Request for Release, the Escrow Agent shall release to the Escrow Account Beneficiary and/or to the Escrow Account Holder the amount of Account Funds requested to the Escrow Agent according to the Request for Release, by transfer of the respective amount of Account Funds in immediately available funds to the bank account (s) specified in such Request for Release.

3.3.1 – The sums in connection with the payment of taxes accruing on the Escrow Account, the Account

Funds, the transfer of resources related to the purpose of this Escrow Agreement will be debited directly from the Escrow Account, and so will (according to Clause 6.5 below) the remuneration due to the Escrow Agent as a result of performance of its duties under this Escrow Agreement.

Clause 4
Permitted Investments

4.1 Permitted Investments. The Account Funds shall be invested by the Escrow Agent as soon as they are available in the Escrow Account and net of any costs or any other taxes and their respective deductions or payments accruing on the Account Funds and on their investment in the alternative investments described in Annex 4.1 (“Permitted Investments”), according to the written instructions of the Escrow Account Holder, directed to the Escrow Agent, with copy to the Escrow Account Beneficiary. Any investment other than the Permitted Investments shall be preceded by written approval by the Escrow Account Beneficiary.

4.2. Yield of Permitted Investments. All and any earnings obtained with the Permitted Investments will be added to the Account Funds, for all purposes of this Escrow Agreement, and the Escrow Agent shall release them to the Escrow Account Holder, if and when  the Escrow Account Holder thus requests it through a notice in writing to the Escrow Agent to this effect.

Clause 5
Statements of Escrow Account; Reports

5.1 Statements. The Escrow Agent shall supply monthly, by the tenth day of each month, with respect to the preceding month, to each of the Parties, a statement of the Escrow Account, which shall outline and specify in detail the history and activities of the Escrow

Account. This report shall contain the minimum information provided in Annex 5.1.

Clause 6
Escrow Agent

6.1 Commitments of the Escrow Agent. The Escrow Agent undertakes to act strictly pursuant to the terms established herein.

6.2. Liability of the Escrow Agent. The obligations and liabilities of the Escrow Agent are restricted to those expressly provided in this Escrow Agreement. No obligation of the Escrow Agent shall be presupposed or implied from this Escrow Agreement and the Escrow Agent shall not be requested to recognize any other contracts among the parties, including the SPA.

6.2.1. The Parties agree that the Escrow Agent has not supplied any type of financial, tax or business consulting in connection with this Escrow Agreement, is not aware and shall not be requested to interpret the content of the obligations and rights resulting from the relationship among the Parties and resulting from the SPA and, consequently, shall not be liable, in any way, for the provisions of the SPA, nor for any information supplied in such respect.

6.2.2  In case all or part of the Account Funds, or the Escrow Account, is pledged, seized or, in any other way, committed according to any order from a Government Authority, or if the release/escrow of the Account Funds is suspended or restricted by any order from a Governmental Authority, or if any other order issued by a  Governmental Authority affects the Account Funds or the Escrow Account or any act of the Escrow Agent pursuant to the terms of this Escrow Agreement, the Escrow Agent is expressly authorized to comply strictly with the provisions of such order, without any obligation to challenge said order or obtain any consent from the Parties before complying therewith, and such compliance shall not imply any liability of the Escrow Agent to the Parties or any other person.

6.2.3.  The Escrow Agent does not make any representations with respect to the validity, value, authenticity or enforceability of any document, notice or instrument maintained by or delivered to the Escrow Agent pursuant to the terms of this Escrow Agreement, nor in connection with the identity, authority or rights of any person who has signed, deposited or delivered or intended to sign, deposit or deliver such document, notice or instrument, and the Escrow Agent may not be held liable, in any way, for such requirements.

6.2.4  The Escrow Agent will not be requested to issue any opinion or make any judgment, diligence or research in connection with amounts, the reasonableness or merit (including with respect to the occurrence of the events described in Clause 1.3) of any or all notices or documents attached hereto, or provided to the Escrow Agent according to the provisions of this Escrow Agreement.

6.2.5  The Escrow Agent will not be required to advise any Party in connection with criteria to withdraw, remit or take or abstain from taking any step in connection with the Account Funds. Thus, the Escrow Agent will not be required to give any advice, nor shall guarantee any earnings resulting or which may result from any Permitted Investments.

6.2.6  The Parties acknowledge and agree that the Escrow Agent is not responsible or liable for transferring any of its own resources, providing or completing the funds deposited in the Escrow Account or using its own funds to collect any taxes accruing on the Escrow Account, the Account Funds and/or this

Escrow Agreement.

6.2.7  The Escrow Agent will not be liable to any person for any damage, loss or expenses incurred as a result of any act or omission by the Escrow Agent, and the other contracting parties will be subsidiarily and individually liable for indemnifying and releasing the Escrow Agent in connection with all and any loss, liability, claim, action, damages and expenses, including justified lawyers’ fees and disbursements, directly or indirectly related to this Escrow Agreement, except if such damages, losses or expenses are caused by willful misconduct of the Escrow Agent in performing its activities and obligations according to this Escrow Agreement, which willful misconduct is attributed by a final decision transited in rem judicatam. The Parties acknowledge and agree, and the Escrow Agent is aware that the Escrow Agent will be liable only for such losses, damages or expenses resulting from the final and unappealable decision of a Governmental Authority (including legal costs and lawyers’ fees). Notwithstanding any provision otherwise in this Escrow Agreement, the Escrow Agent will not be liable for any loss of profits or any damages or indirect or consequential damages, even if the Escrow Agent has been warned about the probability of such losses and damages regardless of its conduct.

6.2.8  The Escrow Agent will not be liable for any error of judgment or any step taken, sustained or omitted by it in good faith. The Escrow Agent may exercise any of its powers and perform any of its duties exposed directly or through representatives or attorneys-in-fact and may consult lawyers, accountants and other qualified persons selected and contracted by it. The Escrow Agent will not be liable for any action, act or omission performed, in good faith, according to the advice or opinion of any of these lawyers, accountants and other qualified persons. In the case the Escrow Agent is not sure about its duties or obligations, as stipulated herein, or if it receives instructions or claims from a Party of this instrument, which, in the Escrow Agent’s opinion conflict with any provisions of this Escrow Agreement, or in the event of conflict between the Parties and/or any natural person or legal entity, with respect to the sums and documents held pursuant to the terms hereof, the Escrow Agent will be entitled to, at its sole discretion, abstain from taking any steps and its only obligations will be to safely keep all the Account Funds while such controversy or conflict lasts, until it receives (a) precise and joint written instructions from the Escrow Account Holder and the Escrow Account Beneficiary (in the case of Clause 4.2¸ only from  the Escrow Account Holder) or (b) a judicial or Governmental Authority’s order also with precise instructions, but in this case, the Escrow Agent shall promptly inform the Parties in writing about its not accepting an instruction from such Parties. In the case of (b), the Escrow Agent may choose, at its sole discretion, to deposit the asset held in a judicial deposit account. The costs and expenses (including lawyers’ fees and legal costs) incurred in connection with such proceedings shall be paid by the other Parties of this Escrow Agreement, other than the Escrow Agent, and will be considered as obligations of the same.

6.2.9  The Escrow Agent will be entitled to trust any order, sentence, certificate, claim, notification, term or other type of written instrument delivered thereto as contemplated herein, without being obliged to check the authenticity or precision of the facts declared therein or their adequacy or any other instrument or validity of the respective services. The Escrow Agent may act based on any instrument or upon a signature deemed as authentic thereby, based on the signature card of the representatives of  the Escrow Account Holder and of the Escrow Account Beneficiary deposited with the Escrow Agent.

6.2.10  The Escrow Agent shall not have any liability in the case of the other Parties requesting judicial recovery, decreeing bankruptcy, or finding themselves in a condition of insolvency or liquidation, and may not guarantee that the Account Funds will be judicially frozen.

6.3  Indemnification of Escrow Agent. The Parties hereby agree to protect, defend and keep the Escrow Agent, its directors, advisors, agents and employees from and against all and any costs, losses, claims, damages, disbursements, liabilities and expenses, including reasonable investigation costs, legal costs and lawyers’ fees, which may be imposed upon or incurred by the  Escrow Agent in connection with its acceptance of, or appointment as, Escrow Agent, pursuant to the terms of this instrument, or in connection with the performance of its duties and obligations assumed herein, including any litigation resulting from this Escrow Agreement or involving its purpose, as well as any matters in connection with the transactions among the Parties according to the terms of the SPA, provided that, however, such indemnity against losses does not cover damages, losses, claims, disbursements, responsibilities and damages resulting from willful misconduct of the Escrow Agent, according to Clause 6.2.7. These indemnity provisions shall remain in force after the termination of this Escrow Agreement or resignation or removal of the Escrow Agent as escrow agent, pursuant to the terms hereof, for a period of 2 (two) years.

6.4  Resignation by Escrow Agent. The Escrow Agent may, at any time, with prior and express notice of at least 60 (sixty) days, resign its functions upon delivery of a notice to the Parties and the transfer of the Account Funds to any escrow agent that succeeds it, chosen pursuant to the terms hereof. Whatever the financial institution succeeding the Escrow Agent, it shall be jointly appointed by the Parties (or by the competent court, or Governmental Authority, in compliance with Clause 10), within 60 (sixty) days after the Escrow Agent communicates its resignation, in writing, during which period the Escrow Agent will be released from all and any future obligations resulting from this Escrow Agreement. The resignation of the Escrow Agent will become effective upon the appointment of the successor (including by the competent court or Governmental Authority, in compliance with Clause 10), as agreed by the Parties. If  the Escrow Account Holder  and Escrow Account Beneficiary, after negotiating in good faith, do not reach an agreement on the successor of the Escrow Agent by the 50th (fiftieth) day after receipt of said resignation notification, the new escrow agent shall be one of the following banks: Citibank, HSBC, Santander, ABN or Unibanco, which choice must fall on the bank that accepts to act according to the terms hereof for the lowest fees, and the withdrawing Escrow Agent shall immediately transfer all the Account Funds to an account of the  Escrow Account Holder with such successor. The Escrow Agent will not be liable for keeping and preserving the Account Funds as from the 60th (sixtieth) day after the date of delivery of its written resignation notice to the Parties.

6.5  Remuneration of the Escrow Agent. As a result of the performance by the Escrow Agent of the functions contemplated in this Escrow Agreement, the Parties agree that the Escrow Agent will be entitled to receive from the Escrow Account Holder a monthly remuneration of R$500,00, to be debited monthly from the account No.7416, held by the Escrow Account Holder, at the branch no. 002 of Banco UBS Pactual S.A. (such account is not the Escrow Account), until the fifth business day of each month, related to the escrow services rendered in the month before, until the termination of this Escrow Agreement.

6.6  Inexistence of Offsetting Right against the Account Funds. Except as established in Clause 6.5 above, and without prejudice to the provisions in Clause 3.3.1 above, the Escrow Agent, hereby, expressly waives any right that it may have to offset any other credit, which it may have against one of the Parties, with any portion of the Account Funds, to be released to such Party, according to the terms hereof.

6.7 Cooperation. The Parties shall cooperate with the Escrow Agent in compliance with its duties and responsibilities as provided in this Escrow Agreement, and shall supply all instruments and documents within their respective attributions that are necessary for the Escrow Agent to fulfill its respective duties and responsibilities.

Clause 7
Definitions

7.1 Definitions. Except if otherwise established in this Escrow Agreement, the terms below will have the following meanings:

a.
“Business Day” will mean any day other than a Saturday, Sunday or National Holiday or any other day in which the Brazilian financial institutions are authorized or obliged by law to remain closed in the Brazilian territory as a whole.

b.
“Governmental Authority” shall mean any authority, agency, stock exchange, council, commission, organ, department, court or competent autarchy of any state or government, whether national or international, federal, state or municipal, exercising its judiciary, administrative or legislative duties, and any arbitration court or board.

7.2  Interpretation. Whenever the context thus requires, the singular shall include the plural and vice-versa and the gender of any pronoun will include the other genders.

Clause 8
Confidentiality

8.1 Confidentiality. Except if required by the applicable law (including by any summons or order issued by a Governmental Authority), or if it otherwise agreed by the parties, each of the parties hereto, including the Escrow Agent, shall keep confidential all and any written or oral information and documentation, directly related to this Escrow Agreement or to the transactions contemplated herein, including, but not limited to, the content of this instrument (“Confidential Information”). The obligation set forth above shall not apply to any information which comes into the public domain by means other than resulting from a breach by any of the parties above of its confidentiality obligations, or which disclosure is required pursuant to the terms of the applicable law (including by any summons or order issued by a Governmental Authority).

8.2 Continuity of the Confidentiality Obligations., The confidentiality obligations provided in this Clause 8 shall remain in full force for up to 1 (one) year after termination of the Escrow Agreement.

Clause 9
Term; Termination

9.1  Term. This Escrow Agreement will remain in full force until (i) the Escrow Agent receives a notification signed by both Parties indicating that all the Account Funds shall be released to  the Escrow Account Holder and/or to the Escrow Account Beneficiary; or (ii) for the period of five (5) years, counted from this date, whichever occurs first.

9.1.1  In the event of Clause 9.1(ii) above, if at that time the Parties are in dispute or litigation in connection with the Account Funds, this Escrow Agreement may be renewable for an additional period of five (5) years. For this purpose, the Escrow Account Holder and/or the Escrow Account Beneficiary shall notify the Escrow Agent, within 60 (sixty) days before the end of the initial term of five (5) years, to communicate that this Escrow Agreement shall be renewed for a five (5) years additional term. Once the notification has not been received, in such term the Escrow Agent shall transfer immediately all the Account Funds to the account No. 7416 held by the Escrow Account Holder, at the branch no. 002 of Banco UBS Pactual S.A.

9.1.2  If the Escrow Agent notifies the Parties, at any time and in its sole discretion,  in order to inform that it will not renew this Escrow Agreement, once the notification has been received, the Parties shall indicate to the Escrow Agent who his successor will be, according to Clause 6.4, and the Escrow Agent shall transfer immediately all the Account Funds to an account of the Escrow Account Holder with such successor.

9.2  Prior Termination. Notwithstanding Clause 9.1 and without prejudice to the provisions in Clause 6.4, the Parties may mutually agree to terminate this Escrow Agreement at any prior date.

Clause 10
General Conditions

10.1 Notifications. All notices, notifications, authorizations, waivers and other communications pursuant to the terms of this Escrow Agreement shall be made in writing and delivered by registered mail with confirmation of receipt, a recognized commercial remittance, by hand, or sent by transmission by fax (in this case, at the time of confirmation of receipt of the transmission), in each case to the appropriate address and fax telephone numbers established below (or to such other addresses or telephone numbers as the party designates by notice to the other parties):

a. If to the Escrow Account Holder, to:

MIGUEL ANTÔNIO DOS GUIMARÃES BASTOS

Address: Condominio Encontro das Águas, Quadra I, Lote 39, 42700-000, Lauro de Freitas, BA
Telephone / Fax: +55 71 33903002/ +55 71 3390-3001
E-mail: mgb@qualytextil.com.br

b. If to the Escrow Account Beneficiary, to:

LAKELAND DO BRASIL EMPREENDIMENTOS E PARTICIPAÇÕES LTDA.

Address: Avenida Bernardino de Campos, n.º 98, Sala 9, 14th Floor, 04004-040, São Paulo, SP
Contact: Mr. José Tavares Lucena
Telephone / Fax: (55 11) 3886-8961
E-mail: jlucena@pryor.com.br
With copy to Lakeland Industries, Inc.
701-07 Koehler Avenue, Ronkonkoma
NY 11779, USA
Attention to Mr. Gary A. Pokrassa and Christopher J. Ryan
E-mail: GAPokrassa@lakelan.com, CJRyan@lakeland.com
Fax: 631-981-9751
c. If to Escrow Agent to:

Banco UBS Pactual S.A.

Address: Praia de Botafogo 501, 5º andar
Botafogo – Rio de Janeiro – RJ
Brasil – CEP: 22250-040
CNPJ: 30.306.294/0001-45
Contact: […]
Telephone / Fax
E-mail:

10.2 Binding Effect; Assignment. This Escrow Agreement and the rights and obligations of the Contracting Party, as well as any instrument or agreement signed or delivered pursuant to the terms hereof, shall bind all the contracting parties and their respective successors. This Escrow Agreement and any rights and obligations contemplated or resulting from this Escrow Agreement may not be assigned by any of the parties without prior consent in writing from the other party, except as set forth in the Clause 6.4.

10.3  Waivers and Changes. This Escrow Agreement may be altered, substituted, canceled, renewed or extended, and compliance with its terms may only be granted by a written instrument signed by all the parties or, in the case of a waiver, by the party waiving the right in question. No delay or failure of any party in exercising any right, power or privilege, pursuant to the terms hereof, will operate as a waiver of such right, power or privilege or novation, or will prevent any subsequent exercise thereof.

10.3.1  Absence of Alterations in the SPA.  The Escrow Account Holder and the Escrow Account Beneficiary agree that this Escrow Agreement is entered into according to the terms of the SPA. No provision of this Escrow Agreement shall affect or alter the provisions of the SPA.

10.4   Independence of Clauses. Any term of provision of this Escrow Agreement that is declared invalid or unenforceable in any jurisdiction shall, with respect to such jurisdiction, become ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms or provisions of the Escrow Agreement.

10.5  Language. This Escrow Agreement is being executed in the English and Portuguese languages. In the event of any discrepancy between the English and Portuguese versions of this Escrow Agreement, the

English version of the Agreement shall prevail.

10.6 Governing Law. This Escrow Agreement will be written by and interpreted according to the laws of the Federative Republic of Brazil.

10.7 Jurisdiction. The parties elect the central venue of the Circuit Court of São Paulo, State of São Paulo, waiving any other, regardless of how privileged it may be, to file any legal measure resulting from this Escrow Agreement.

IN WITNESS WHEREOF, the parties sign this Escrow Agreement by their respective legal representatives in 3 (three) original counterparts of equal contents and form, in the presence of the 2 (two) undersigned witnesses.

São Paulo, 09 de maio de 2008.

BY:  /s/ MIGUEL ANTÔNIO DOS GUIMARÃES BASTOS
QUALYTEXTIL S.A.

By: /s/ JOSE TAVARES LUCENA
LAKELAND DO BRASIL EMPREENDIMENTOS E PARTICIPAÇÕES LTDA.

BANCO UBS PACTUAL S.A.

Testemunhas/ Witness:

1.	2.
Name:	Nome:
Id:	RG:

Annex 4.1
Permitted Investments

The Account Funds shall be invested by the Escrow Agent, according to the terms of Clause 4.1 and according to the instructions of   the Escrow Account Holder, in the following investment alternatives (each a “Permitted Investment”):

Fundo UBS Pactual High Yield;

Annex 5.1
Escrow Account Reports

The Escrow Agent shall send to the Parties monthly reports containing at least:

- the balance of the Escrow Account.
- the Permitted Investments, and their respective balances.